Exhibit 99.1

The Commerce Group and Commerce Banc Insurance Services
Reach Comprehensive Agreement
Firms Will Explore Partnership Opportunities in Massachusetts,
New Jersey, And Other Mid-Atlantic States

WEBSTER, MA, August 8, 2007 – The Commerce Group, Inc. (NYSE: CGI) of Webster, Massachusetts and Commerce Banc Insurance Services of Cherry Hill, New Jersey, today announced that they have reached a comprehensive agreement to explore partnership opportunities in various states and to resolve the trademark suit pending in Federal Court in Massachusetts.

Under the agreement, the two companies will explore opportunities through The Commerce Insurance Company and its affiliates, which would offer personal and small commercial lines of business through Commerce Banc Insurance Services in Massachusetts and New Jersey, with the potential for additional arrangements in other states in the future.

In addition, Commerce Banc Insurance Services has agreed to refrain from using the “Commerce” name in Massachusetts for insurance-related services. In turn, The Commerce Group, Inc. has agreed that it will not operate under the name The Commerce Insurance Company in certain Mid-Atlantic states, including New Jersey, where it will use its other insurance operating subsidiaries, including American Commerce Insurance Company.

“We are very excited about the potential of a partnership with Commerce Banc Insurance Services in Massachusetts, New Jersey, and beyond” said Gerald Fels, President, CEO and Chairman of the Board of The Commerce Group, Inc. “We are particularly pleased that, through this new relationship, we have the opportunity to further our goal of expanding the geographic scope of our business, together with another successful company.”

 “Developing successful partnerships with customer-focused underwriters is a key to our continuing success,” said Commerce Banc Insurance Services’ Chairman George Norcross. “We look forward to exploring opportunities to work with The Commerce Group in the future.”

Specific details regarding the future business arrangement between The Commerce Group, Inc. and Commerce Banc Insurance Services have not yet been finalized.

About The Commerce Group, Inc.

The Commerce Group, Inc. is headquartered in Webster, Massachusetts. Property and casualty insurance subsidiaries include The Commerce Insurance Company and Citation Insurance Company in Massachusetts, Commerce West Insurance Company in California, American Commerce Insurance Company in Ohio, and State-Wide Insurance Company in New York. Through its subsidiaries’ combined insurance activities, the Company is ranked as the 20th largest personal automobile insurance group in the country by A.M. Best Company, based on 2006 direct written premium information. The Company and its insurance subsidiaries are rated A+ (Superior) by A.M. Best.

About Commerce Banc Insurance Services

Commerce Banc Insurance Services (CBIS) is the nation’s 23rd largest insurance brokerage firm.  Since its inception in 1996, strong internal growth and a series of carefully planned acquisitions have fueled the success of Commerce Banc Insurance Services.

With an annual premium volume exceeding $1 billion and a network of 13 offices, Commerce Banc Insurance Services provides a complete range of personal insurance coverage, commercial property and casualty and employee benefits. In recent years, CBIS also has expanded its focus to include specialty insurance practices to serve clients, whose needs extend beyond more traditional commercial insurance coverage, including the fields of:

- Education	- Public Entity
- Executive Risk	- Hospitality & Gaming
- Life Science	- Financial Services
- Healthcare	- Professional Liability
- Construction	- Risk Control
- Non-Profit	- Surety

Forward Looking Statements

This press release may contain statements that are not historical fact and constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.

Statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “estimates,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “may,” “will,” “could,” “likely,” “should,” “management believes,” “we believe,” “we intend,” and similar words or phrases.

These statements may address, among other things, our strategy for growth, business development, regulatory approvals, market position, expenditures, financial results and reserves. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. All forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this press release and in our Forms 10-K and 10-Q, and other documents filed with the SEC. The following are among the key factors that could cause actual results to differ materially from forward-looking statements:
• the possibility of severe weather, terrorism and other adverse catastrophic experiences;
• adverse trends in claim severity or frequency and the uncertainties in estimating property and casualty losses;
• adverse state and federal regulations and legislation;
• adverse judicial decisions;
• adverse changes to the laws, regulations and rules governing the residual market system in Massachusetts;
• fluctuations in interest rates and the performance of the financial markets in relation to the composition of our investment portfolio;
• premium rate making decisions for private passenger automobile policies in Massachusetts;
• potential rate filings;
• heightened competition, especially in Massachusetts if large national competitors enter the state in response to the proposed managed competition regulations;
• the implementation of managed competition and an Assigned Risk Plan in Massachusetts;
• our concentration of business within Massachusetts and within the personal automobile line of business;
• market disruption in Massachusetts, if competitors exit the market or become insolvent;
• the cost and availability of reinsurance;
• our ability to collect on reinsurance and the solvency of our reinsurers;
• the effectiveness of our reinsurance strategies;
• telecommunication and information systems problems, including failures to implement information technology projects timely and within budget;
• our ability to maintain favorable ratings from rating agencies, including A.M. Best, Fitch, Moody’s and S&P;
• our ability to attract and retain independent agents;
• our ability to retain our affinity relationships with AAA clubs;
• our dependence on a key third party service vendor for our automobile business in Massachusetts;
• our dependence on our executive officers; and,
• the economic, market or regulatory conditions and risks associated with entry into new markets and diversification.

You should not place undue reliance on any forward-looking statement. The risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by us or on our behalf. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.